EXHIBIT 10.21


               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

                           Dated as of April 16, 1998

                  RSI SYSTEMS, INC., a Minnesota corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis, whether now existing or hereafter arising.

            "Advance" means a Revolving Advance.

            "Agreement" means this Amended and Restated Credit and Security Agreement, as amended, supplemented and restated from time to time.

            "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota, National Association as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

            "Book Net Worth" means the aggregate of the common stockholders' equity of the Borrower, determined in accordance with GAAP, but excluding any capital stock (including the conversion of debt to equity) for which the Borrower has not received readily available funds on approximately the same day such capital stock was issued.

            "Borrowing Base" means the lesser of:

                  (a) the Maximum Line less the Norwest Bank Revolving Advances;
            or

                  (b) the sum of:

                        (i) the lesser of (A) 75% of Eligible Accounts,

                        (ii) 100% of Eligible Certificates of Deposits, plus

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                        (iii) 100% of Eligible Marketable Securities.

            "Collateral" has the meaning given in Section 3.1.

            "Commitment" means the Lender's commitment to make Advances pursuant to Article II.

            "Control Agreement" means that certain Notice of Pledge and Control Agreement by and among NISI, the Lender, Norwest Bank and the Borrower of even date herewith.

            "Credit Facility" means the credit facility being made available to the Borrower by the Lender pursuant to Article II.

            "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

            "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

            "Default Rate" means an annual rate equal to three percent (3%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

            "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

                  (i) That portion of Accounts over 90 days past invoice date
            [or, if the Lender in its discretion has determined that a particular dated Account of 120 days or less from invoice date may be eligible, that portion of such Account which is more than 30 days past the stated due date];

                  (ii) That portion of Accounts that are disputed or subject to a claim of offset or a contra account;

                  (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

                  (iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts


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            that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that
            (A) the Lender has a first priority perfected security interest and
            (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                  (v) Accounts owed by an account debtor located outside the
            United States;

                  (vi) Accounts owed by an account debtor that is the subject of bankruptcy proceedings or has gone out of business;

                  (vii) Accounts owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower;

                  (viii) Accounts not subject to a duly perfected security
            interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender or Norwest Bank;

                  (ix) That portion of Accounts that have been restructured, extended, amended or modified;

                  (x) That portion of Accounts that constitutes finance charges, service charges or sales or excise taxes;

                  (xi) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or
            (ix) above; and

                  (xii) Accounts, or portions thereof, otherwise deemed
            ineligible by the Lender in its sole discretion.

            "Eligible Certificates of Deposit" means those certificates of deposit (i) issued by a bank acceptable to the Lender in its sole discretion, and (ii) in which the Lender has a first perfected and senior security interest, provided, however, that the Lender may deem any or all of such certificates of deposits ineligible at any time, in its sole discretion.

            "Eligible Marketable Securities" means, in the Lender's sole discretion, government/agency securities, in the NISI Account, and for which the Lender has received a Control Agreement executed and acknowledged by the Borrower and NISI.

            "Event of Default" has the meaning specified in Section 7.1.

            "Existing Revolving Advances" has the meaning specified in Section 2.1.

            "Floating Rate" means an annual rate equal to the sum of the Base Rate plus the Spread, which Floating Rate shall change when and as the Base Rate changes.


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            "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.2.

            "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired.

            "Loan Documents" means (i) this Agreement, the Note, the Pledge Agreement and the Control Agreement, each of even date herewith; and (ii) the Old Security Documents and the Disclosure by the Borrower in favor of the Lender each dated as of June 26, 1997.

            "Maturity Date" means June 26, 1999.

            "Maximum Line" means $1,000,000.

            "Minimum Interest Charge" has the meaning given in Section 2.3(b).

            "NISI" means Norwest Investment Services, Inc., a Minnesota corporation.

            "NISI Account" means account no. 10632016 maintained with NISI.

            "Norwest Bank Credit Agreement" means that certain Amended and Restated Credit Agreement by and between Norwest Bank and the Borrower of even date herewith.

            "Norwest Bank Credit Facility" means the credit facility extended to the Borrower pursuant to the Norwest Bank Credit Agreement.

            "Norwest Bank" means Norwest Bank Minnesota, National Association, a national banking association.

            "Norwest Bank Revolving Advances" means the outstanding principal balance of the revolving advances as of a given date made by Norwest Bank to the Borrower pursuant to the Norwest Bank Credit Agreement.

            "Note" means the Revolving Note.

            "Obligations" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, including all indebtedness arising under this Agreement, the Note or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.


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            "Old Credit Documents" means that certain Credit and Security
      Agreement dated as of June 26, 1997 as amended by the First Amendment to Credit and Security Agreement dated as of December 31, 1997.

            "Old Revolving Note" means the Borrower's revolving promissory note dated as of June 26, 1997, payable to the order of the Lender in the original principal amount of $1,000,000.

            "Old Security Documents" means the Old Credit Documents, the Patent and Trademark Security Agreement, and the Collateral Account Agreement and the Lockbox Agreement, each dated as of June 26, 1997.

            "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement by the Borrower in favor of the Lender dated as of June 26, 1997.

            "Permitted Liens" means security interests, liens and encumbrances acceptable to the Lender in its sole discretion including without limitation those liens described on Exhibit C.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Pledge Agreement" means the Collateral Pledge Agreement by the Borrower in favor of the Lender and NBCI of even date herewith.

            "Premises" means all premises where the Borrower conducts its business and has any rights of possession.

            "Revolving Advance" has the meaning given in Section 2.2.

            "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

            "Security Coverage" means the ratio of the value of the Eligible Marketable Securities to the outstanding Revolving Advances.

            "Security Interest" has the meaning given in Section 3.1.

            "Spread" means for each month a percentage based on the number of days during the month that are a Tier One Period, Tier Two Period or Tier Three Period as set forth below:

                       Period Type                      Spread
                       -----------                      ------

                     Tier One Period                      0%


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                     Tier Two Period                     1.0%

                    Tier Three Period                    4.0%


            "Support Agreement" means the Management Support Agreement by Donald Lies, dated as of June 26, 1997.

            "Tier One Period" means any period during which the Security Coverage is greater than or equal to one-hundred twenty-five percent (125%).

            "Tier Two Period" means any period during which the Security Coverage is less than one-hundred twenty-five percent (125%) but greater than or equal to fifty (50%) and there is Excess Availability of at least $200,000.

            "Tier Three Period" means any period during which the Security Coverage is less than fifty (50%) or there is Excess Availability of less than $200,000.

            "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility pursuant to Section 2.5, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.1.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota.

                                   ARTICLE II

                     Amount and Terms of the Credit Facility

            Section 2.1 Existing Revolving Advances. The Lender has made various advances to the Borrower (the "Existing Revolving Advances") as evidenced by the Old Credit Documents. As of April 15, 1998, the outstanding principal balance of the Existing Revolving Advances was $0. Upon execution and delivery of this Agreement, the Existing Revolving Advances shall be deemed to be Revolving Advances made pursuant to Section 2.2 and repayable in accordance with the Revolving Note. To the extent the Revolving Note evidences the Existing Revolving Advances, the Revolving Note shall be issued in substitution for and replacement of but not in payment of the Old Credit Documents.

            Section 2.2 Revolving Advances. The Lender agrees, on the terms and conditions set forth herein, to make advances to the Borrower from time to time from the date this Agreement is signed and delivered to the Termination Date (each a "Revolving giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances would exceed the Borrowing Base. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.2, the Borrower may request Revolving Advances,


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prepay, and request additional Revolving Advances. The Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Minneapolis time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone.

            Section 2.3 Interest; Default Interest. All interest shall be payable monthly in arrears on the first day of the month and on demand.

            (a) REVOLVING NOTE. Except as set forth in subsection (c) and (d), the outstanding principal balance of the Advances shall bear interest at the Floating Rate.

            (b) MINIMUM INTEREST CHARGE. Notwithstanding the interest payable pursuant to subsections (a) and (c), the Borrower, during any Tier Two Period or Tier Three Period, shall pay to the Lender interest of not less than (i) $2083.33 per month during a Tier Two Period (prorated for less than full months), and (ii) $3750 per month during a Tier Three Period (prorated for less than full months). The Borrower shall pay any deficiency between (i) such minimum interest charge and (ii) the sum of the amount of interest otherwise calculated under Sections (a) and (c) hereof plus the amount of interest paid during the same period under the Norwest Bank Credit Agreement. Such minimum interest charge deficiency shall be payable in arrears on the first day of the following month.

            (c) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

            (d) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

            Section 2.4 Determination of Tier Periods. Each month, upon receipt of a report from NISI on the value of the Eligible Marketable Securities, or sooner at the Lender's sole discretion or (i) if the value of the Eligible Marketable Securities decreases, or (ii) if the Borrower requests that any Investment Property be removed from the NISI Account, the Lender shall determine whether the Borrower is in a Tier One Period, a Tier Two Period or a Tier Three Period. Such determination shall be applied prospectively.


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            Section 2.5 Termination by Borrower.

            (a) TERMINATION BY BORROWER. The Borrower may terminate this Agreement at any time and, subject to payment and performance of all Obligations, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by (i) giving at least 30 days' prior written notice to the Lender of the Borrower's intention to terminate this Agreement, (ii) terminating the Norwest Bank Credit Agreement pursuant to the terms thereof, and (iii) paying the Lender a prepayment fee in accordance with subsection (b) if the Borrower terminates this Agreement effective as of any date other than a Maturity Date.

            (b) PREPAYMENT FEE. If the Borrower desires to terminate this Agreement as of any date other than a Maturity Date, or as of a Maturity Date but without giving at least 90 days' prior written notice thereof, it shall (i) give at least 30 days' prior written notice to the Lender of the Borrower's intention to do so, and (ii) pay to the Lender a prepayment fee equal to the greater of (A) 2.00% of the Maximum Line, or
      (B) $45,000 less all interest paid since the date hereof, or, if this Agreement is renewed hereof, since the last Maturity Date; provided, however, that such prepayment fee shall be waived if such prepayment is made because of increased cash flow generated from the Borrower's operations in the normal course of business or refinancing by an affiliate of the Lender.

            Section 2.6 Capital Adequacy; Increased Costs and Reduced Return. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. The Borrower may terminate the Credit Facility pursuant to Section 2.5(a) without incurring the prepayment fee set forth in
Section 2.5(b) if the Borrower terminates the Credit Facility within 45 days after the date the Lender gives notice of the Rule Change. For purposes of this
Section 2.6:

            (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

            (b) "Return", for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.


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            (c) "Rule Change" means any change in any Capital Adequacy Rule occurring after the Closing Date, but the term does not include any changes in applicable requirements that on the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

            (d) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.6, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

            Section 2.7 Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess.

            Section 2.8 Advances Without Request. The Borrower hereby authorizes the Lender, in its discretion, at any time or from time to time without the Borrower's request, to make Revolving Advances to pay accrued interest, fees, uncollected items that have been applied to the Obligations, and other Obligations due and payable from time to time.

            Section 2.9 Amendment Fee. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable amendment fee of $10,000, due and payable upon the execution of this Agreement.

            Section 2.10 Unused Line Fee. For the purposes of this Section 2.10 "Credit Exposure" means (i) the Maximum Line, minus (ii) the outstanding Revolving Advances. The Borrower shall pay to the Lender an unused line fee of one quarter of one percent (0.25%) of the average daily Credit Exposure during each calendar quarter, due and payable quarterly in arrears on the first day of each quarter and on the Termination Date.

                                   ARTICLE III

                                Security Interest

            Section 3.1 Grant of Security Interest. The Borrower hereby grants to the Lender a security interest (the "Security Interest") in the following collateral (the "Collateral"), as security for the payment and performance of the Obligations:


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      INVENTORY: All inventory of Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located;

      ACCOUNTS AND OTHER RIGHTS TO PAYMENT: Each and every right of Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Borrower or by some other Person who subsequently transfers such Person's interest to Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including all of Borrower's rights to payment in the form of all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles;

      EQUIPMENT: All of the Borrower's equipment, as such term is defined in the UCC whether now or hereafter owned, including all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by Borrower;

      GENERAL INTANGIBLES: All of Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future contract rights, patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use Borrower's name, and the goodwill of Borrower's business; and

      INVESTMENT PROPERTY: All of Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities;

      together with all substitutions and replacements for and products of any of the foregoing property and together with proceeds of any and all of the foregoing property


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      and, in the case of all tangible property, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

            Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (either before or after the occurrence of an Event of Default) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

            Section 3.3 Occupancy.

            (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of each premises where Borrower conducts its business and has any rights of possession (the "Premises") at any time during any Default Period.

            (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender in good faith considers related.

            (c) The Lender's right to hold the Premises shall terminate upon the earlier of payment in full of all Obligations and termination of the Commitment, or final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

            (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof.

            Section 3.4 License. Without limiting the generality of the Patent and Trademark Security Agreement, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use, sub-license or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.


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            Section 3.5 Filing a Copy. A carbon, photographic, or other reproduction of this Agreement or of a financing statement signed by Borrower is sufficient as a financing statement.

                                   ARTICLE IV

                              Conditions of Lending

            Section 4.1 Conditions Precedent to the Initial Advance. The Lender's obligation to make the initial Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

            (a) This Agreement, properly executed by the Borrower.

            (b) The Note, properly executed by the Borrower.

            (c) A Certificate of the Secretary of the Borrower certifying as to
      (1) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amended and Restated Credit and Security Agreement and the Revolving Note, (2) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of the Borrower's Secretary dated as of June 26, 1997, continue in full force and effect and have not been amended or otherwise modified except as set forth in Certificates previously delivered or the Certificate to be delivered, and
      (3) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's Secretary dated as of June 26, 1997, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Agreement and all other documents, agreements and certificates on behalf of the Borrower.

            (d) Payment of the fee described in Section 2.9.

            (e) The Control Agreement, properly executed by the Borrower and NISI.

            (f) The Pledge Agreement, properly executed by the Borrower.

            (g) The First Amendment to Lockbox Service Agreement, properly executed by the Borrower and Norwest Bank.

            (h) Such other documents as the Lender in its sole discretion may require.

            Section 4.2 Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that on such date:


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            (a) the representations and warranties contained in Article V and the Disclosure are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

            (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         Representations and Warranties

            The Borrower represents and warrants to the Lender as follows:

            Section 5.1 Name; Locations; Tax ID No.; Subsidiaries. During its existence, the Borrower has done business solely under its corporate name as set forth herein and under such trade names and such other corporate names as disclosed to Lender in writing before this Agreement is signed and delivered. The address of Borrower's chief executive office and principal place of business and its federal tax identification number are set forth below its signature to this Agreement. All Inventory is located at that location or at one of the other locations disclosed to Lender in writing before this Agreement is signed and delivered. The Borrower has no subsidiaries except as disclosed to Lender in writing before this Agreement is signed and delivered.

            Section 5.2 Financial Condition; No Adverse Change. Before this Agreement was signed and delivered, the Borrower furnished the Lender its audited financial statements for its fiscal year ended June 30, 1997 and its unaudited financial statements for the fiscal year to day ending December 31, 1997, each certified by the Borrower. Those statements fairly present the Borrower's financial condition as of the dates indicated therein and the results of its operations for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

            Section 5.3 Legal Agreements. The Old Credit Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. The Borrower has no claim, defense or offset to enforcement of the Old Credit Documents.

                                   ARTICLE VI

                            Covenants of the Borrower

            So long as the Advances or any amount owing to Lender hereunder shall remain unpaid, the Borrower will comply with the requirements in this Article, unless the Lender shall otherwise consent in writing.

            Section 6.1 Reporting Requirements. The Borrower will deliver to the Lender each of the following in form and detail acceptable to the Lender:

            (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements prepared in accordance with GAAP; together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.7 and 6.8 and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, that they fairly present the Borrower's financial condition and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

            (b) as soon as available and in any event within 20 days after the end of each month, an unaudited/internal balance sheet and statement of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and fairly represent the Borrower's financial condition and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections
      6.7 and 6.8;

            (c) within five (5) Business Days after the end of each month, agings of the Borrower's accounts receivable and accounts payable and an accounts receivable certification as of the end of such month; and

            (d) as soon as available and in any event within five (5) Business Days after the end of each month inventory certifications as at the end of such month;

            (e) during a Tier Two Period, as soon as available and in any event within two (2) Business Days after the end of each week, a properly completed Borrowing Base Certificate as at the end of such week, signed by the Borrower's chief financial officer;

            (f) as soon as available and in any event within 15 days of receipt thereof, a copy of the checking account statement of the Borrower as of the last day of each month from each bank with which Borrower maintains a checking account, such statements to be provided to the Lender directly by each such bank or by the Borrower with respect to a bank that is unwilling to send them to the Lender;

            (g) at least 30 days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

            (h) as soon as available and in any event within three (3) days after they are due, copies of tax payments due and paid and written notice of any and all taxes due but not paid;

            (i) as soon as possible and in any event within three (3) days after it is due, a copy of the Borrower's rent payment to Phoenix Mutual Life Insurance Company and written notice of any rent due to Phoenix Mutual Life Insurance Company but not paid;

            (j) at a minimum during any Tier Three Period and at the Lender's sole discretion, from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

            Section 6.2 Inspection. Upon the Lender's request, the Borrower will permit any officer, employee, attorney, agent or accountant for the Lender to audit, review, make extracts from or copy any and all records of the Borrower and to inspect the Collateral at all times during ordinary business hours.

            Section 6.3 Account Verification. The Lender may at any time and from time to time send, or request the Borrower to send, requests for verification of Accounts or notices of assignment to account debtors and other obligors. The Borrower authorizes the Lender to verify Accounts as frequently as daily and the Borrower understands the Lender intends to do so by telephone and/or in writing.

            Section 6.4 No Other Liens. The Borrower will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest, the Permitted Liens, purchase money security interests in equipment, and other security interests approved by the Lender in writing.

            Section 6.5 Insurance. The Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the

Lender may reasonably request, with a lender's loss payable clause in favor of Lender to the extent of its interest.

            Section 6.6 Lockbox; Collateral Account. The Borrower has provided the Lender with agreements regarding a lockbox and a collateral account in connection with the collection of Accounts.

            Section 6.7 Minimum Tangible Net Worth. The Borrower will maintain its Tangible Net Worth, determined as at the end of each month, at an amount not less than $350,000.

            Section 6.8 Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth determined as at the end of each month, at an amount not less than $2,000,000.

            Section 6.9 Renewal of Financial Covenants. On or before December 31 of each year, the Lender shall establish acceptable covenant levels for Sections
6.7 and 6.8 based upon the Borrower's projections for such periods. The Lender shall negotiate in good faith with the Borrower to establish such covenant levels, provided that (a) in no event shall such covenant levels be less stringent than the present levels and (b) if for any reason the Borrower and the Lender do not enter into legally binding documentation establishing such covenants at levels acceptable to the Lender in its reasonable discretion on or prior to December 31 of such year, such failure shall constitute an Event of Default hereunder.

            Section 6.10 No Sale or Transfer of Collateral and Other Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (a) the stock of any subsidiary, (b) all or a substantial part of its assets, or (c) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to anyone other than the sale of Inventory in the ordinary course of business.

            Section 6.11 Place of Business; Name. The Borrower will not change the location of its chief executive office or principal place of business from that disclosed pursuant to Section 5.1 unless the Borrower has delivered written notice to the Lender at least thirty (30) days prior to such change. The Borrower will not permit any tangible Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name unless the Borrower has delivered written notice to the Lender at least thirty
(30) days prior to such name change.

                                   ARTICLE VII

                     Events of Default, Rights and Remedies

            Section 7.1 Events of Default. An "Event of Default" as used herein shall mean any of the following:

            (a) Failure to pay the Note when due, and in this connection Borrower hereby waives presentment, notice of dishonor and protest;

            (b) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;

            (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in any Loan Document.

            (d) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in the Norwest Bank Credit Agreement.

            Section 7.2 Rights and Remedies. During any Default Period the Lender may exercise any or all of the following rights and remedies:

            (a) The Lender, may by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

            (b) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

            (c) The Lender may exercise any other rights and remedies available to it by law or agreement.

The remedies provided hereunder are cumulative.

            Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.2) at least 10 calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII

                                  Miscellaneous

            Section 8.1 Restatement of Old Credit Documents. This Agreement is executed for the purpose of amending and restating the Old Credit Documents.

            Section 8.2 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by first class United States mail, (iii) sent by overnight courier of national reputation, or (iv) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopy number as set forth below its signature to this Agreement.

            Section 8.3 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses (including legal fees) incurred by the Lender in connection with the Loan Documents and any other document or agreement related thereto, and the transactions contemplated hereby, including wire transfer and ACH charges, the cost of credit reports, overadvance fees, the expense of any auditors (at the rate established from time to time by the Lender as its audit fees, which fees are currently $62.50 per hour per auditor, plus out of pocket expenses), and fees and expenses in enforcing this Agreement. Notwithstanding the foregoing,

            (a) during a Tier One Period, the Borrower shall not have to reimburse the Lender for collateral fees, costs and expenses; and

            (b) during a Tier Two Period, the Borrower shall not have to reimburse the Lender for collateral fees, costs and expenses to the extent they exceed $3,000 per year.

            Section 8.4 Indemnity. In addition to the payment of expenses pursuant to Section 8.3, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                  (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances;

                  (ii) any and all liabilities, losses, damages, penalties,
            judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances, this Agreement and the other Loan Documents or the use or intended use of the proceeds of the Advances; and

                  (iii) any claim, loss or damage to which any Indemnitee may be subjected as a result of any violation of any federal, state, local or other governmental statute, regulation, law, or ordinance dealing with the protection of human health and the environment.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, then the Borrower or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.4 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

            Section 8.5 Binding Effect; Assignment; Counterparts; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

            Section 8.6 Waiver of Defaults. The Borrower is in default of Sections 6.1(b) and 6.1(c) of the Credit Agreement relating to reporting requirements, (the "Default"). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Default. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

            Section 8.7 Waiver. The Borrower hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

            Section 8.8 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement and the Note shall be governed by and construed in accordance with the laws (other than conflict laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin County, Minnesota located in Minneapolis, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

            IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

NORWEST BUSINESS CREDIT, INC.             RSI SYSTEMS, INC.

By                                        By
   -----------------------------------       -----------------------------------
   Roger A. Pfiffner                         Donald C. Lies
   Its Vice President                        Its President and Chief Executive
                                                 Officer

Address:                                  Address:

     Norwest Center                            5555 West 78th Street
     Sixth Street and Marquette Avenue         Edina, Minnesota  55439
     Minneapolis, Minnesota 55479-0152

Telecopy No. 612/341-2472                 Telecopy No. (612) 896-3030

Federal Tax ID No. 41-1712687             Federal Tax I.D. No. 41-1767211

                                                Exhibit A to Credit and Security
                                                Agreement

                                 REVOLVING NOTE
$1,000,000                                                Minneapolis, Minnesota
                                                                  April 16, 1998

            For value received, the undersigned, RSI SYSTEMS, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below) to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Amended and Restated Credit and Security Agreement of even date herewith by and between the Lender and the Borrower (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") together with interest on the principal amount hereunder remaining unpaid from time to time (computed on the basis of actual days elapsed in a 360-day year) from the date of the initial Advance until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

            This Note is the Revolving Note as defined in the Credit Agreement and is subject to the Credit Agreement. To the extent this Note evidences the Borrower's obligation to pay Existing Revolving Advances, this Note is issued in substitution for and replacement of but not in payment of the Borrower's promissory note dated as of June 26, 1997 payable to the order of the Lender in the original principal amount of $1,000,000.



                                    RSI SYSTEMS, INC.


                                    By
                                       ----------------------------------------
                                       Donald C. Lies
                                       Its President and Chief Executive Officer

                                                Exhibit B to Credit and Security
                                                Agreement

                             COMPLIANCE CERTIFICATE

To:    Michael L. Guillou
       Norwest Business Credit, Inc.

Date:  __________________, 199___

Subject:    RSI Systems, Inc.
            Financial Statements

            In accordance with our Amended and Restated Credit and Security Agreement dated as of April 16, 1998 (the "Credit Agreement"), attached are the financial statements of RSI Systems, Inc. (the "Borrower") as of and for ________________, 19___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

            I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

            Events of Default. (Check one):

      [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

      [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

            Financial Covenants. I further hereby certify as follows:

            1. Minimum Tangible Net Worth. Pursuant to Section 6.7 of the Credit Agreement, as of the Reporting Date the Borrower's Tangible Net Worth was $____________ which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $350,000.

            2. Minimum Book Net Worth. Pursuant to Section 6.8 of the Credit Agreement, as of the Reporting Date, the Borrower's Book Net Worth was $____________ which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $2,000,000.

            Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                     RSI SYSTEMS, INC.



                                     By
                                        ----------------------------------------

                                        Its Chief Financial Officer

                                                Exhibit C to Credit and Security
                                                Agreement



                                 PERMITTED LIENS



  Creditor       Collateral       Jurisdiction       Filing Date      Filing No.
  --------       ----------       ------------       -----------      ----------


                                      NONE